                              CERPROBE CORPORATION
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   EXHIBIT 11
                            (UNAUDITED AND REVISED)


                                                          THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                             SEPTEMBER 30,                         SEPTEMBER 30,
                                                     -----------------------------       ------------------------------
                                                         1998              1997              1998               1997
                                                     -----------        ----------       -----------        -----------
Net income (loss)                                    $(3,557,202)       $2,962,096       $  (744,994)       $  (343,212)
                                                     ===========        ==========       ===========        ===========

Weighted average number of
common shares outstanding                              7,768,874         6,246,825         8,058,011          6,219,800

Common equivalent shares representing shares
issuable upon exercise of stock options                  157,694           390,840           286,833            390,840

Subtraction of common equivalent shares due to
antidilutive nature                                     (157,694)               --          (286,833)          (390,840)
                                                     -----------        ----------       -----------        -----------

Dilutive adjusted weighted average shares
and assumed conversions                                7,768,874         6,637,665         8,058,011          6,219,800
                                                     ===========        ==========       ===========        ===========




Basic net income (loss) per share                    $     (0.46)       $     0.47       $     (0.09)       $     (0.06)
                                                     ===========        ==========       ===========        ===========


Diluted net income (loss) per share                  $     (0.46)       $     0.45       $     (0.09)       $     (0.06)
                                                     ===========        ==========       ===========        ===========